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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2017

Green Bancorp, Inc.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	001-36580 (Commission File Number)	42-1631980 (I.R.S. Employer Identification No.)

4000 Greenbriar
Houston, Texas 77098
(Address of principal executive offices, including zip code)
(713) 275 - 8220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On March 17, 2017, Green Bancorp, Inc. (“Green Bancorp” or the “Company”) publicly disseminated a press release announcing the appointment of Terry Earley as Chief Financial Officer for Green Bancorp, effective March 27, 2017.  The Board of Directors conducted a nationwide search for this position and is excited to continue the growth of Green Bancorp with this new addition.
Mr. Earley brings a wealth of experience to his new role at Green Bancorp.  With over 25 years of banking experience Mr. Earley has served as President and Chief Executive Officer of Rocky Mountain Bank and Rocky Mountain Capital, located in Jackson, Wyoming, as CFO of Bancorp of the Southeast, LLC, located in Ponte Vedra, Florida, and as CFO and Chief Operating Officer of RBC Bank (USA). Most recently, Mr. Earley was the Executive Vice President and CFO of Yadkin Financial Corporation and will now relocate from North Carolina to Texas for his new role with Green Bancorp.
A copy of the Company’s press release announcing Mr. Earley’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits.  The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Green Bancorp, Inc. dated March 17, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green Bancorp, Inc.

Date: March 17, 2017	/s/ Elizabeth Vandervoort
Elizabeth Vandervoort
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Green Bancorp, Inc. dated March 17, 2017.